Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13(d)-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: May 27, 2022

RPD Fund Management LLC

By:	/s/ Ahmet H. Okumus
Name:	Ahmet H. Okumus
Title:	Managing Member

RPD Opportunity LLC

By:	/s/ Ahmet H. Okumus
Name:	Ahmet H. Okumus
Title:	Managing Member

RPD Opportunity Fund LP

By: RPD Opportunity LLC, its general partner

By:	/s/ Ahmet H. Okumus
Name:	Ahmet H. Okumus
Title:	Managing Member

/s/ Ahmet H. Okumus
AHMET H. OKUMUS